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EXHIBIT 10.30

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY APPLICABLE LAW OR REGULATION OF ANY STATE AND IS NOT TRANSFERABLE EXCEPT UPON THE CONDITIONS SPECIFIED IN SECTION 14 OF THE PURCHASE AGREEMENT REFERRED TO HEREIN.

UBIQUITEL OPERATING COMPANY
14% Senior Unsecured Discount Series B Note
Due December 31, 2008

Dated: February 26, 2003

        The following information is supplied for purposes of Sections 1273 and 1275 of the Internal Revenue Code of 1986, as amended:

Issue Date:	February 26, 2003
Issue Price (for each $1,000 of principal amount at maturity):	$712.50
Original Issue Discount under Section 1273 of the Internal Revenue Code (for each $1,000 of principal amount at maturity):	$287.50
Yield to Maturity:	16.214%

        FOR VALUE RECEIVED, the undersigned UbiquiTel Operating Company, a Delaware corporation (herein, together with any successor, referred to as the "Company"), hereby promises to pay to                        or registered assigns, the principal sum of            Dollars ($            ) on December 31, 2008, with interest (computed on the basis of a 360 day year) on the unpaid balance of such principal sum from the date hereof at the interest rate of 14% per annum, payable, in arrears, semi-annually on the fifteenth day of April and October of each year, commencing October 15, 2005, until the entire principal amount hereof shall have become due and payable, whether at maturity or at a date fixed for prepayment or by acceleration or declaration or otherwise, and at the Default Rate on any overdue installment of principal (including any overdue prepayment of principal) and (to the extent permitted by law) on any overdue installment of interest until paid (whether or not circumstance prevents such payment). The "Default Rate" shall be a per annum interest rate equal to the lesser of (A) 16% per annum and (B) the highest rate permitted by law.

        If any payment of interest due hereunder becomes due and payable on a day which is not a Business Day (as defined in the Purchase Agreement referred to below), the due date thereof shall be the next preceding day which is a Business Day, and the interest payable on such next preceding Business Day shall be the interest which would otherwise have been payable on the due date which was not a Business Day.

        Payments of principal and interest shall be made in lawful money of the United States of America as provided in the Purchase Agreement referred to below, to the address or account designated by the holder hereof for such purpose.

        This Series B Note is issued pursuant to a Purchase Agreement dated as of February 14, 2003 between the Company, UbiquiTel Inc. and the Purchasers listed therein (the "Purchase Agreement").

        This Series B Note is subject to the provisions of and is entitled to the benefits of the Purchase Agreement. To the extent any provisions of this Note and the Purchase Agreement are in conflict, such provisions of the Purchase Agreement shall prevail. Each holder of this Series B Note, by accepting the same, agrees to and shall be bound by the provisions of the Purchase Agreement.

        No reference herein to the Purchase Agreement and no provision hereof or thereof shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal hereof and interest hereon at the respective times and places specified herein and in the Purchase Agreement, but the maturity of all Series B Notes may be accelerated upon an Event of Default only in the manner set forth in Section 12 of the Purchase Agreement.

        This Series B Note is transferable only upon the terms and conditions specified in the Purchase Agreement.

        In case an Event of Default (as defined in the Purchase Agreement) shall occur and be continuing, the principal of this Series B Note may be declared due and payable in the manner and with the effect provided in the Purchase Agreement.

        This Series B Note shall be construed and enforced in accordance with and governed by the laws of the State of New York (other than any conflict of laws rules which might result in the application of the laws of any other jurisdiction).

        Subject to the provisions of Section 14 of the Purchase Agreement, the Company may treat the person in whose name this Series B Note is registered as the owner and holder of this Series B Note for the purpose of receiving payment of principal of, and interest on, this Series B Note and for all other purposes whatsoever, and the Company shall not be affected by any notice to the contrary (except that the Company shall comply with the provisions of Section 11 of the Purchase Agreement regarding the issuance of a new Series B Note or Series B Notes to permitted transferees).

        IN WITNESS WHEREOF, UbiquiTel Operating Company has caused this Series B Note to be dated and to be executed and issued on its behalf by its duly authorized officer.

UBIQUITEL OPERATING COMPANY
By
Name: Donald A. Harris Title: President and CEO

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UBIQUITEL OPERATING COMPANY 14% Senior Unsecured Discount Series B Note Due December 31, 2008
Dated: February 26, 2003